EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2024SecondQuarter Financial Results

Net sales of $33.1 million, up 17.3% year-over-year, and gross margin of 42.9%

Continued strength in high-value, strategic product lines, led by 202% increase in fire service

HUNTSVILLE, AL / ACCESSWIRE / September 6, 2023 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2024 second quarter ended July 31, 2023.

Fiscal 2024 Second Quarter Financial Results Highlights

•	Net sales increased 17.3% to $33.1 million compared to $28.2 million last year

•	Gross margin was 42.9% compared to 41.3% last year

•	Net income was $2.5 million, or $0.33 per basic and $0.32 per diluted share, compared to net loss of ($0.9) million, or ($0.11) per basic and diluted share, last year

•	Adjusted EBITDA* was $4.2 million, bolstered by Eagle Technical Products and strong organic growth, compared to $2.5 million last year with a margin* of 12.6% compared to 9.0% last year

*Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Reconciliations are provided in the tables of this press release.

Management Comments

“Lakeland delivered solid second quarter results and continued to build on the Company’s momentum, particularly within our strategic product lines,” said Charlie Roberson, President and Chief Executive Officer. "Our net sales grew significantly year-over-year, led by our higher-value strategic products, and we saw Adjusted EBITDA and Adjusted EBITDA margin expansion as our teams executed our focused sales plan.”

“We remain committed to growing our share within higher-value product categories and markets, and this was demonstrated by the continued strong results we saw in our fire service and wovens product categories during the second quarter.  Additionally, our team is developing and maintaining a robust acquisition pipeline as we seek opportunities that enhance Lakeland’s strategic product portfolio and leverage our geographic reach.  We expect to drive increased penetration within high-value markets, putting Lakeland in a position to deliver on its long-term financial targets.”

Roger Shannon, Lakeland’s Chief Financial Officer, added, “We are very pleased to report continued strong revenue growth, gross margins above our long-term target, and most importantly, Adjusted EBITDA growth, largely as a result of our focus on strategic products and markets.  Our balance sheet and financial position remain strong, which allows us to pursue our long-term growth strategy.  We expect our improving financial performance to continue to support our capital allocation strategy, including strategic acquisitions, organic growth investments, and returning capital to shareholders.”

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Fiscal 2024 Second Quarter Financial Results

Net sales were $33.1 million for the second quarter of fiscal year 2024, as compared to $28.2 million for the second quarter of fiscal year 2023.  Sales of our fire service, high performance, high visibility and woven product lines increased by $7.0 million reflecting strengthening in the safety and industrial markets.  Eagle contributed $3.4 million in fire service sales during the quarter.  Our sales growth was partially offset by declines in our disposable and chemical product lines of $1.9 million, though we saw an increase in direct container activity at the end of the second quarter.

On a consolidated basis for the second quarter of fiscal year 2024, domestic sales were $15.2 million or 46% of total revenues, and international sales were $17.9 million or 54% of total revenues.  This compares with domestic sales of $11.9 million or 42% of the total and international sales of $16.3 million or 58% of the total in the second quarter of fiscal year 2023.  Strong sales growth in the US, Europe, and Latin America during the second quarter of fiscal 2024 was partially offset by ongoing weakness in Asia, particularly China.

Gross profit was $14.2 million for the second quarter of fiscal year 2024, an increase of $2.6 million, or 22.4%, compared to $11.6 million in the second quarter of fiscal year 2023.  Gross profit as a percentage of net sales was 42.9% for the second quarter of fiscal year 2024 as compared with 41.3% for the second quarter of fiscal year 2023.  Gross profit performance during the quarter benefited from improving product mix, higher factory efficiencies, and lower freight expenses.

Lakeland reported operating profit of $3.7 million for the second quarter of fiscal year 2024, compared to $1.8 million for the second quarter of fiscal year 2023, due to increases in sales and higher gross margins.  Operating expenses increased 6.1% from $9.8 million for the second quarter of fiscal year 2023 to $10.4 million for the second quarter of fiscal year 2024.  The increase is attributable to currency fluctuations, one-time expenses related to severance and start-up costs, increased depreciation and amortization and operating expenses related to the Eagle acquisition, and year-over-year labor cost increases.  Operating margins were 11.2% for the second quarter of fiscal year 2024, compared to 6.4% for the second quarter of fiscal year 2023.

The Company reported net income of $2.5 million, or $0.33 per basic share and $0.32 per diluted share, for the second quarter of fiscal year 2024, compared with a net loss of ($0.9) million, or ($0.11) per basic and diluted share, for the second quarter of fiscal year 2023.

Adjusted EBITDA for the second quarter of fiscal year 2024 was $4.2 million, compared with $2.5 million for the second quarter of fiscal 2023.

During the fiscal 2024 second quarter, the Company repurchased approximately $0.1 million worth of common stock under its stock repurchase program.  At July 31, 2023, approximately $5.0 million was available to the Company for the repurchase of its outstanding common stock.

On May 1, 2023, the Board of Directors declared a quarterly cash dividend of $0.03 per share for the second quarter, which was paid on May 22, 2023, to stockholders of record as of May 15, 2023.

Financial Results Conference Call

The Company will host a conference call and live webcast on Thursday, September 7, 2023 at 8:30 a.m. Eastern to discuss its fiscal 2024 second quarter financial results.  Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://www.webcaster4.com/Webcast/Page/2237/49005

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Please note that the webcast is listen-only, and webcast participants will not be able to participate in the question-and-answer portion of the conference call.  Interested parties may also participate in the call by dialing (888) 506-0062 or (973) 528-0011 and entering the passcode 112407.  Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available until Thursday, September 14, 2023.  To access the replay, please dial (877) 481-4010 or (919) 882-2331.  The replay passcode is 49005.  An archived version of the webcast will also be available on the Lakeland Investor Relations website.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market.  Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors.  Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry.  In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control.  Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market.  In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations.  All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements.  Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management.  As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events.  We caution readers that these forward-looking statements speak only as of the date hereof.  With respect to our previously stated three-to-five-year goals of core market growth, gross margin levels, and free cash flow generation, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary, and those variations may be material.  The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.  The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Net sales	$33,071	$28,184	$61,771	$55,462
Cost of goods sold	18,888	16,557	35,144	32,779
Gross profit	14,183	11,627	26,627	22,683
Operating expenses	10,453	9,832	20,959	19,440
Operating profit	3,730	1,795	5,668	3,243
Other income (expense), net	(65)	(42)	(134)	(67)
Interest expense	(1)	(13)	(9)	(22)
Income before taxes	3,664	1,740	5,525	3,154
Income tax expense	1,199	2,610	1,740	2,895
Net income (loss)	$2,465	($870)	$3,785	$259
Net income (loss) per common share:
Basic	$0.33	($0.11)	$0.52	$0.03
Diluted	$0.32	($0.11)	$0.50	$0.03
Weighted average common shares outstanding:
Basic	7,409,305	7,670,636	7,340,914	7,656,470
Diluted	7,591,786	7,670,636	7,523,395	7,841,281

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(000’s except for share information)

	July 31,	January 31,
ASSETS	2023	2023
Current assets
Cash and cash equivalents	$24,306	$24,639
Accounts receivable, net of allowance for doubtful accounts of $938 and $800 at July 31, 2023 and January 31, 2023, respectively	17,680	17,296
Inventories	57,368	58,176
Prepaid VAT and other taxes	2,523	1,963
Income tax receivable and other current assets	4,454	2,908
Total current assets	106,331	104,982
Property and equipment, net	9,131	9,140
Operating leases right-of-use assets	9,086	5,472
Deferred tax assets	2,762	2,764
Other assets	115	100
Goodwill	8,473	8,473
Intangible assets, net	5,838	6,042
Investments	5,699	5,354
Total assets	$147,435	$142,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,376	$6,558
Accrued compensation and benefits	3,173	2,522
Other accrued expenses	2,857	4,068
Income tax payable	696	---
Short-term borrowings	---	405
Accrued earnout agreement	2,004	3,182
Current portion of operating lease liabilities	1,538	1,253
Total current liabilities	18,644	17,988
Deferred income taxes	474	769
Long-term portion of operating lease liabilities	6,932	3,580
Total liabilities	26,050	22,337
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	----	—
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,721,232 and 8,655,699; outstanding 7,363,024 and 7,325,005 at July 31, 2023 and January 31, 2023, respectively	87	87
Treasury stock, at cost; 1,358,208 and 1,330,694 shares at July 31, 2023 and January 31, 2023, respectively	(19,979)	(19,646)
Additional paid-in capital	78,511	78,475
Retained earnings	68,084	64,765
Accumulated other comprehensive loss	(5,318)	(3,691)
Total stockholders' equity	121,385	119,990
Total liabilities and stockholders' equity	$147,435	$142,327

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 LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

Supplemental Information

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Net sales	$33,071	$28,184	$61,771	$55,462
Year over year change	17.3%	2.6%	11.4%	(9.9)%
Gross profit	14,183	11,627	26,627	22,683
Gross profit %	42.9%	41.3%	43.1%	40.9%
Operating expenses	10,453	9,832	20,959	19,440
Operating expenses as a percentage of sales	31.6%	34.9%	33.9%	35.1%
Operating profit	3,730	1,795	5,668	3,243
Operating income as a percentage of sales	11.3%	6.4%	9.2%	5.8%
Interest expense	(1)	(13)	(9)	(22)
Other income (expense), net	(65)	(42)	(134)	(67)
Income before taxes	3,664	1,740	5,525	3,154
Income tax expense	1,199	2,610	1,740	2,895
Net income (loss)	$2,465	($70)	$3,785	$259
Weighted average shares for EPS-Basic	7,409	7,671	7,329	7,656
Net income (loss) per share	$0.33	($0.11)	$0.52	$0.03
Income before taxes	$3,664	$1,740	$5,525	$3,154
Interest expense	1	13	9	22
Depreciation and amortization	589	354	1,122	779
EBITDA	$4,254	$2,107	$6,656	$3,955
Equity compensation	38	383	445	790
Other income (expense), net	(66)	42	(134)	67
Eagle revaluation of earnout consideration	(685)	---	(1,178)	---
Eagle acquisition costs	---	---	17	---
Severance expense	352	---	672	---
New Monterrey, Mexico facility start-up costs	138	---	176	---
Adjusted EBITDA	$4,163	$2,532	$6,922	$4,812

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

(Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Net income (loss) to EBITDA
Net income (loss)	$2,465	($870)	$3,785	$259
Interest	1	13	9	22
Taxes (1)	1,199	2,610	1,740	2,895
Depreciation and amortization	589	354	1,122	779
EBITDA	$4,254	$2,107	$6,656	$3,955
EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$4,254	$2,107	$6,656	$3,955
Equity compensation (2)	38	383	445	790
Other income (expense) (3)	(66)	(42)	(134)	(67)
Eagle acquisition-related expenses (4)	---	---	17	---
Eagle revaluation of earnout consideration (5)	(685)	---	(1,178)	---
Employee separation expense (6)	352	---	672	---
New Monterrey, Mexico facility start-up costs (7)	138	---	176	---
Adjusted EBITDA	$4,163	$2,532	$6,922	$4,812

Adjusted EBITDA Margin
Adjusted EBITDA	$4,163	$2,532	$6,922	$4,812
Divided by net sales	$33,071	$28,184	$61,771	$55,462
Adjusted EBITDA Margin	12.6%	9.0%	11.2%	8.7%

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The financial data above includes non-GAAP financial measures, including EBITDA and Adjusted EBITDA.  Management excludes from EBITDA and Adjusted EBITDA all expenses for interest, taxes, depreciation and amortization, and Other Income, which is comprised of interest income and gains (losses) from equity method investments.  For Adjusted EBITDA management also excludes equity compensation, acquisition-related expenses, severance costs, and start-up costs for our Mexican operations.  This press release also discusses Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by GAAP net sales.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations.  We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of the Company’s strategic plan, and (3) provide investors with a better understanding of how management plans and measures the business.  The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash, which reduces the Company's liquidity.  Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company's performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.  Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

Additional information regarding the adjustments is provided below.

(1)

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors.

(2)	Adjustments for Equity Compensation, which consist of non-cash expenses for the grant of equity awards.

(3)	Adjustments for Other Income, which consists of interest income and gains/(losses) from Investments accounted for under the equity method of accounting.

(4)

Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company’s acquisition of Eagle Technical Products Limited in the first six months of fiscal year 2024.

(5)

Adjustment for the reduction of the estimated earnout payment related to the Eagle acquisition. The reduction to the accrued earnout payment of $0.7 million was recorded in the quarter ended July 31, 2023 and reflected in operating expenses. For the first six months of fiscal year 2024, the reduction to the accrued earnout payment was $1.2 million and reflected in operating expenses.

(6)

Adjustment for accrued separation costs for our former COO who separated from the Company in the first quarter of fiscal year 2024 and our EVP of Sales and other management in the second quarter of fiscal year 2024.

(7)	Adjustments for costs for our Mexican operations consists of external services and legal fees associated with the Monterrey, Mexico facility.

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